Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

General Dynamics Corporation

We consent to the use of our reports with respect to the consolidated financial statements, the related financial statement schedules, and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus. Our report on the consolidated financial statements refers to a change in accounting for share-based payments and pension and other post-retirement benefits.

/s/ KPMG LLP

December 4, 2008

McLean, Virginia